PREFERRED STOCK PURCHASE AGREEMENT

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PREFERRED STOCK PURCHASE AGREEMENT
This Preferred Stock Purchase Agreement (this “Agreement”), is made as of January 20, 2023 by and between SoundHound AI, Inc., a Delaware corporation (the “Company”), and [       ] (the “Investor”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and/or the rules and regulations thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, shares of the Series A Preferred Stock of the Company, par value $0.0001 (“Preferred Stock”), with the rights and preferences as set forth in that certain Certificate of Designations of the Company (the “Certificate of Designations”) in the form attached hereto as Exhibit A.
NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(i)“Accountant” has the meaning set forth in Section 3.9.
(ii)“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.
(iii)“Alternative Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market.
(iv)“Anti-Corruption Laws” has the meaning set forth in Section 3.21.
(v)“Board” means the Board of Directors of the Company.
(vi)“BSA” has the meaning set forth in Section 4.9.
(vii)“BSA/PATRIOT Act” has the meaning set forth in Section 4.9.
(viii)“Business Day” means on days other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
(ix)“Bylaws” has the meaning set forth in Section 3.3.
(x)“CCPA” has the meaning set forth in Section 3.22.
(xi)“Certificate of Designations” has the meaning set forth in the Recital of this Agreement.
(xii)“Closing” has the meaning set forth in Section 2.2(a).
(xiii)“Closing Date” has the meaning set forth in Section 2.2(a).
(xiv)“Code” has the meaning set forth in Section 3.28.
(xv)“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.
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(xvi)“Company SEC Reports” means (1) any registration statement on Form S-1 or S-4 filed by the Company with the SEC, including any related prospectus or prospectuses, for the registration of the Common Stock since January 1, 2022, (2) any proxy statement or prospectus filed by the Company with the SEC, including all documents incorporated or deemed incorporated therein by reference, whether or not included in a registration statement on Form S-1 or S-4, in the form in which such proxy statement or prospectus has most recently been filed with the SEC, since January 1, 2022, (3) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since January 1, 2022, (4) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (5) all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein.
(xvii)“Confidential Data” has the meaning set forth in Section 3.22.
(xviii)“Contract” means, with respect to any Person, any written or oral agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.
(xix)“Disqualification Event” has the meaning set forth in Section 4.11.
(xx)“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.
(xxi)“ERISA” means has the meaning set forth in Section 3.28.
(xxii)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(xxiii)“FINRA” means the Financial Industry Regulatory Authority Inc.
(xxiv)“GAAP” has the meaning set forth in Section 3.9.
(xxv)“GDPR” has the meaning set forth in Section 3.22.
(xxvi)“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.
(xxvii)“HIPAA” has the meaning set forth in Section 3.22.
(xxviii)“Intellectual Property” has the meaning set forth in Section 3.13.
(xxix)“IT Systems” has the meaning set forth in Section 3.22.
(xxx)“Knowledge,” including the phrase “to the Company’s knowledge,” means the actual knowledge of the Company’s Chief Executive Officer, the Company’s President, and the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries who would reasonably be expected to have knowledge or information with respect to the matter in question.
(xxxi)“Material Adverse Effect” has the meaning set forth in Section 3.1.
(xxxii)“Material Contracts” means any contract that is expressly referred to in or filed or incorporated by reference as an exhibit to a Company SEC Report or that, if terminated or subject to default by a party thereto would, individually or in the aggregate, have a Material Adverse Effect.
(xxxiii)“Money Laundering Laws” has the meaning set forth in Section 3.21.
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(xxxiv)“OFAC List” has the meaning set forth in Section 4.9.
(xxxv)“PATRIOT Act” has the meaning set forth in Section 4.9.
(xxxvi)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(xxxvii)“Preferred Stock” has the meaning set forth in the Recital of this Agreement.
(xxxviii)“Prohibited Investor” has the meaning set forth in Section 4.9.
(xxxix)“Principal Market” means the Nasdaq Capital Market; provided, however, that in the event the Company’s Common Stock is ever listed or traded on an Alternative Market, then the “Principal Market” shall mean such Alternative Market on which the Company’s Common Stock is then listed or traded.
(xl)“Privacy Laws” has the meaning set forth in Section 3.22.
(xli)“Purchase Price” has the meaning set forth in Section 2.1.
(xlii)“Restated Certificate” means the current Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment.
(xliii)“Restricted Period” has the meaning set forth in Section 5.
(xliv)“Rule 506(d) Related Party” has the meaning set forth in Section 4.11.
(xlv)“Sarbanes-Oxley Act” has the meaning set forth in Section 3.9.
(xlvi)“SEC” means the U.S. Securities and Exchange Commission.
(xlvii)“Securities” has the meaning set forth in Section 4.4.
(xlviii)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(xlix)“Shares” has the meaning set forth in Section 2.1.
(l)“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.
(li)“Subsidiaries” has the meaning set forth in Section 3.2.
(lii)“Tax” or “Taxes” means (a) any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, unclaimed property or escheat (or similar), registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (b) any liability for or in respect of the payment of any amount of a type described in clause (a) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for tax purposes, or (c) any liability for or in respect of the payment of any amount described in clauses (a) or (b) of this definition as a transferee or successor, by Contract or otherwise.
(liii)“Transaction Documents” means this Agreement and the Certificate of Designations.
(liv)“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock.
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2.Purchase and Sale of Preferred Stock.
2.1    Sale and Issuance of Preferred Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to receive at the Closing and the Company agrees to sell and issue to the Investor at the Closing that certain number of shares of Preferred Stock (the “Shares”) as set forth on Schedule 1 hereto, free and clear of all liens or encumbrances, for an aggregate issue price for the Shares (the “Purchase Price”) as set forth on Schedule 1 hereto. The Company represents and warrants that the Company is selling Shares on the date hereof, that when aggregated with the Shares purchased by the Investor pursuant this Agreement, shall have an aggregate purchase price of not less than $15,000,000.
2.2    Closing; Delivery; Adjustments.
a.The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures simultaneously at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing” and the “Closing Date”). At the Closing, the Company shall issue, and the Investor shall receive the issuance of the Shares.
b.At the Closing, the Investor shall deliver to the Company, via wire transfer of immediately available funds, the Purchase Price, and the Company shall deliver, or instruct its transfer agent to deliver, confirmation of book-entry issuance of the Shares being purchased by the Investor at such Closing as set forth on Schedule 1 hereto.
c.All numbers of shares and dollar amounts set forth in this Agreement are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares; provided that the Investor shall be notified of such adjustment at least 3 Business Days before the adjustment takes effect.
3.Representation, Warranties and Covenants of the Company. To induce the Investor to purchase the Shares, the Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof except as otherwise indicated.
3.1    Organization, Good Standing, Corporate Power and Qualification. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation (or other entity, if applicable) for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all entity power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Company SEC Reports, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).
3.2    Subsidiaries. The subsidiaries set forth on Schedule 3 (collectively, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC). Except as set forth in the Company SEC Reports, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
3.3    Company Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Company SEC Reports as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Company SEC Reports, that
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certain Common Stock Purchase Agreement, dated as of August 16, 2022, by and between CF Principal Investments LLC and the Company, and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Company SEC Reports, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no Contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Company SEC Reports, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Company SEC Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the SEC true and correct copies of the Restated Certificate, and the Company’s Amended and Restated Bylaws as in effect on the Closing Date (the “Bylaws”). For the avoidance of doubt, all of the issued and outstanding capital stock of the Company as of immediately prior to the issuance of the Shares pursuant to this Agreement constitute Junior Stock (as defined in the Certificate of Designations).
3.4    Authorization. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares in accordance with the terms thereof. Except for approvals of the Board or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder, the execution, delivery and performance by the Company of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Board or its stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies) .
3.5    Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 4 of this Agreement and subject to Section 3.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investors in Section 4 of this Agreement and subject to Section 3.6 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.
3.6    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner.
3.7    Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s Knowledge, investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company or any officer or director of the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
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3.8    Compliance with Other Instruments. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Restated Certificate or Bylaws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Company or any of its Subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Principal Market), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have been waived. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, any applicable state securities laws and applicable rules of the Principal Market, the Company is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); except where the failure to obtain or make such consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have been waived, provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.
3.9    SEC Filings; Financial Statements.
a.Since March 15, 2021, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), each Company SEC Report filed with or furnished to the SEC prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the Company SEC Reports filed with or furnished to the SEC as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.
b.The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its then consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis. The summary consolidated financial data included or incorporated by reference in the Company SEC Reports present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Company SEC Reports, as of and at the dates indicated. The pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Company SEC Reports comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments
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used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Company SEC Reports that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Company SEC Reports which are required to be described in the Company SEC Reports. All disclosures contained or incorporated by reference in the Company SEC Reports, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Company SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
c.Armanino LLP (such firm, or a successor independent registered public accounting firm for the Company, the “Accountant”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.
d.There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
3.10    No Material Adverse Effect; Absence of Certain Changes. Subsequent to the respective dates as of which information is given in the Company SEC Reports (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Company SEC Reports (including any document deemed incorporated by reference therein). The Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.
3.11    No Material Defaults. Neither the Company nor any of its Subsidiaries has defaulted on any installment on indebtedness for borrowed money, which defaults would, individually or in the aggregate, have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money, which defaults would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect
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3.12    No Preferential Rights. Except as set forth in the Company SEC Reports, (i) no Person, has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company.
3.13    Real Property; Intellectual Property.
a.Except as set forth in the Company SEC Reports, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and valid title to all personal property described in the Company SEC Reports as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (b) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Company SEC Reports as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (1) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (2) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
b. Except as disclosed in the Company SEC Reports, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Company SEC Reports, (a) to the Company’s Knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries(except under agreements entered into in the ordinary course of business); (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending action, suitor proceeding by others against the Company and its Subsidiaries before any Governmental Authority challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property (other than relating to prosecution of Intellectual Property), action, suitor proceeding; (d) there is no pending action, suitor proceeding by others against the Company and its Subsidiaries before any Governmental Authority challenging the validity of any such Intellectual Property(other than relating to prosecution of Intellectual Property); (e) there is no pending action, suitor proceeding by others against the Company and its Subsidiaries before any Governmental Authority that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; and (f) to the Company’s Knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) is pending against any patent or patent application described in the Company SEC Reports as being owned by to the Company, except, in the case of any of clauses (a)-(f) above, as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries takes commercially reasonable efforts to maintain the confidentiality of all material trade secrets and other material confidential information owned by Company and its Subsidiaries and any confidential information owned by any Person to whom the Company or any of its Subsidiaries has a written confidentiality obligation, except for as would not, individually or in the aggregate, result in a Material Adverse Effect.
3.14    Material Contracts. Neither the Company nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any Material Contract and, to the Knowledge of the Company, no other party to any Material Contract is in material breach of or default under the terms of any Company Material Contract. Each Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, is a valid and binding obligation of each other party thereto. The Company has not received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise, or not renew, any Material Contract.
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3.15    Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.
3.16    Pending Actions. Except as set forth in the Company SEC Reports, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s Knowledge, any audits or investigations by or before any Governmental Authority to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that would, individually or in the aggregate, have a Material Adverse Effect; and (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Company SEC Reports that are not so described; and (ii) there are no Contracts or other documents that are required under the Securities Act to be filed as exhibits to the Company SEC Reports that are not so filed.
3.17    Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all applicable laws, regulations and statutes; the Company has not received a notice of non-compliance with any such laws, regulations and statutes by which it or any of its properties, assets, employees, business or operations are or were bound or to which they were subject, except for any non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have been waived.
3.18    No Broker Registration. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).
3.19    CFIUS. The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions, including receipts and expenditures, are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) its policies and procedures provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets, including the comparison of the recorded accountability for assets with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences and (v) its books and records accurately reflect its assets. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Company SEC Reports). Since the date of the latest audited financial statements of the Company included in the Company SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Company SEC Reports). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.
3.20    Permits. Except as disclosed in the Company SEC Reports, the Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for any failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have been waived, and, neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect.
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3.21    International Compliance; No Improper Practices.
a.(i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s Knowledge, any agent, Affiliate or employee of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Company SEC Reports; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Company SEC Reports that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any Affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Company SEC Reports that is not so described; (iv) except as described in the Company SEC Reports, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (a) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (b) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; and (vi) neither the Company nor any Subsidiary nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any Subsidiary has (a) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (b) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (c) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws
b.The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
c.Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any director, officer, employee, agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region of Ukraine, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan and Syria (the “Sanctioned Countries”)). The Company will not, directly or indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company has not engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.
3.22    Information Technology; Compliance with Data Privacy Laws.
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a.The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or used by the Company and its Subsidiaries (collectively, “IT Systems”) are adequate for the operation of the business of the Company as currently conducted, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries use commercially reasonable efforts to implement and maintain commercially reasonable controls, policies, procedures, or safeguards designed to maintain and protect their material confidential information and the security of IT Systems, including “Personal Data” (defined below) within their possession and control (“Confidential Data”) used in connection with their businesses, except as would not, individually or in the aggregate, result in a Material Adverse Effect. “Personal Data” means (a) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (b) any information which would qualify as “personally identifying information” under the Federal Trade SEC Act, as amended; (c) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) to the extent GDPR is applicable to the Company’s business; (d) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (e) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”) to the extent CCPA is applicable to the Company’s business; and (f) any other piece of information that identifies of such natural person or his or her family. In the past two (2) years, there have been no breaches, violations, outages or unauthorized uses of or accesses to Confidential Data, except for those that have been remedied in all material respects or would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification, except for such noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect.
b.The Company and its Subsidiaries are in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, CCPA and the GDPR (collectively, the “Privacy Laws”), except for such noncompliance that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries: (a) has received written notice of a pending claim alleging any actual or potential violation of, any of the Privacy Laws by the Company or its Subsidiaries; or (b) is a party to any order or decree issued by a Governmental Authority that imposes any outstanding obligation of the Company or its Subsidiaries under any Privacy Law; except, in the case of any of clauses (a)-(b) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.
3.23    Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between or among the Company, or any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Company SEC Reports which have not been described as required.
3.24    Transactions with Affiliates. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act or the Exchange Act to be disclosed in the Company SEC Reports, which is not so disclosed.
3.25    Labor Disputes. None of the Company nor any of its Subsidiaries is bound by or subject to any collective bargaining or similar agreement with any labor union. The Company and its Subsidiaries have complied with all employment laws applicable to employees of the Company and its Subsidiaries, except where non-compliance with any such employment laws would not have a Material Adverse Effect. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is threatened which would have a Material Adverse Effect.
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3.26    Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
3.27    Taxes.
a.The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Company SEC Reports, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no Knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.
b.The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable Treasury Regulations promulgated thereunder.
3.28    ERISA. Except for noncompliance which would not have a Material Adverse Effect, (i) to the Knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Subsidiaries for current employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
3.29    Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.
3.30    Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.
3.31    No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
3.32    No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
4.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:
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4.1    Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.2    Purchase Entirely for Own Account. The Company is entering into this Agreement with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares to be acquired by such Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except pursuant to and in accordance with the Securities Act. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person representing the Company regarding the transactions contemplated hereunder and ending immediately prior to the execution hereof. In addition, each share of Series A Preferred Stock shall bear a legend in substantially the following form:
    “BY ACCEPTANCE HEREOF, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE CORPORATION THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT, AND SHALL CAUSE ITS AFFILIATES NOT TO, DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE CORPORATION.”
4.3    Disclosure of Information. The Investor has had access to all of the Company’s SEC filings that the Investor has requested. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of the Investor to rely thereon.
4.4    Restricted Securities. The Investor understands that the Shares and Underlying Shares (collectively, the “Securities”) have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, Section 6 of this Agreement, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is not under an obligation, and may not be able, to satisfy. The Investor understands that Rule 144(i) will apply to the Securities. The Investor understands that the Securities will bear the legend as required in Section 6(b) and any legend required by the securities laws of any state to the extent such laws are applicable to the Securities. The Investor further understands that the Certificate of Designations contains certain restrictions on transfer of the Shares. The Investor understands that it has been advised to consult legal, tax and accounting counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Securities.
4.5    Investor Status. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule 2. The Investor acted alone in its determination as to whether to invest in the Shares. The Investor, either alone or together with its representatives, has such knowledge, sophistication and
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experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment after exercising independent judgment. The Investor acknowledges that a possibility of total loss of investment exists, is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. No broker, finder or other financial consultant has acted on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company. The Investor is not an entity formed for the specific purpose of acquiring the Securities unless such entity is an accredited investor within the meaning of Rule 501(a)(8) under the Securities Act and all of the equity owners in such entity are accredited investors.
4.6    Foreign Person. The Investor is not a foreign person as defined under the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA) and implementing regulations, 31 CFR part 800 et seq. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase by the Investor and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase by the Investor and sale of the Shares hereunder.
4.7    No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares. The Investor became aware of this offering of the Shares solely (a) by means of direct contact from the Company a representative of the Company, or (b) directly from the Company as a result of a pre-existing, substantial relationship with the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means.
4.8    Exculpation. The Investor understands and agrees that it is purchasing the Shares directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement, and the Investor is not relying on any representations, warranties or covenants other than those expressly set forth in this Agreement. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
4.9    Compliance. The Investor represents and warrants that it is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of any country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor, directly or indirectly through a third party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required by applicable law or regulation, it, directly or indirectly through a third party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List, and to otherwise ensure compliance with OFAC-administered sanctions programs. The Investor further represents and warrants that, to the extent required by applicable law or regulation, it, directly or indirectly through a third-party administrator, maintains policies
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and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.
4.10    Benefit Plan. The Investor represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by ERISA, or (ii) its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or any applicable similar law, to the extent such laws are applicable to the Investor.
4.11    Disqualified Investor. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4.11, “Rule 506(d) Related Party” shall mean a person or entity that is a direct beneficial owner of the Investor’s securities for purposes of Rule 506(d) under the Securities Act.
5.Confidentiality. The Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5(a) by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any Affiliate, partner, member, stockholder, or wholly-owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure
6.Restrictions on Transfer.
a.The Shares shall be subject to transfer restrictions as set forth in the Certificate of Designations. However, the Holder may sell, pledge or otherwise transfer the Underlying Shares upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.
b.Each certificate, instrument, or book entry representing the Shares and the Underlying Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 6(c)) be notated with a legend substantially in the form set forth in the Certificate of Designations. The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Company’s securities in order to implement the restrictions on transfer set forth in this Section 6.
c.Subject to Section 6(a), before any proposed sale, pledge, or transfer of any Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Investor shall give oral notice to the Company of its intention to effect such sale, pledge, or transfer and, if reasonably requested by the Company, cause to be delivered at the Investor’s expense either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the securities may be effected without registration under the Securities Act, whereupon the Investor shall be entitled to sell, pledge, or transfer such securities in accordance with the terms of the notice given by the Investor to the Company. The Company will not require such a legal
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opinion or “no action” letter (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which such Holder distributes securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Agreement, including Section 5 and Section 6. Each certificate, instrument, or book entry representing the Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
7.[Reserved].
8.[Reserved].
9.Miscellaneous.
9.1    Successors and Assigns. Neither this Agreement nor any rights, interests or obligations that may accrue to the Investor hereunder (other than the Securities acquired hereunder by the Investor, if any, after the Closing and subject to the terms and conditions of the Certificate of Designations may be transferred or assigned without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio; provided, however, the Investor may transfer or assign its rights, interests and obligations hereunder to a controlled affiliate of the Investor or another investment fund or account managed or advised by the same manager as the Investor (or a related party or affiliate) that can satisfy the representations and warranties in Section 4 and the requirements in Schedule 2, provided, further, that no such transfer or assignment without the prior express written consent of the Company shall release the Investor of its obligations hereunder and such transferee(s) or assignee(s), as applicable, agrees in writing to be bound by the terms hereof as if it were the original Investor party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.
9.3    Counterparts. This Agreement may be executed in counterparts by a single party, each of which when taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail prior to 5:00 p.m. local time of the recipient, and if sent after 5:00 p.m. local time, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.5. If notice is given to the Company, a copy shall also be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, Attn: Josh Seidenfeld, Esq., and if notice is given to the Investor, a copy shall also be given to [___________].
9.6    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or SEC in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any SEC or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any
18.

SEC or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.7    Waivers. A party’s consent to or waiver, express or implied, of the other party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching party. A party’s failure to complain of any act, or failure to act, by the other party, to declare the other party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such party of its rights hereunder, of any such breach, or of any other obligation or condition. A party’s consent in any one instance shall not limit or waive the necessity to obtain such party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the party granting such consent or waiver.
9.8    Severability. Nothing in this Agreement shall be construed to require the SEC of any act contrary to applicable law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
9.9    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.
9.10    Entire Agreement; Amendment. This Agreement (including any Schedules, Exhibits and ancillaries referenced herein) constitute the entire agreement between the Parties as to the subject matter hereof. Except as set forth in this Section 9.10, (a) all prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement and (b) neither party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by both parties.
9.11    Expenses. The Investor shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.
9.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED
19.

THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
[Remainder of Page Intentionally Left Blank]
20.

In Witness Whereof, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.
COMPANY:

SoundHound AI, Inc.

By:	/s/ Keyvan Mohajer
	Name:	Keyvan Mohajer
	Title:	Chief Executive Officer

5400 Betsy Ross Drive
Santa Clara, CA 95054

Signature Page to Preferred Stock Purchase Agreement

In Witness Whereof, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.
INVESTOR:

Name of Investor:	Name of Joint Investor, if applicable

{Please print}	{Please print}

Signature of Investor:	Signature of Joint Investor, if applicable:

By:	By:
Name:	Name:
Title:	Title:

If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Community Property
☐ Tenants-in-Common

Investor’s EIN:	Joint Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No:	Facsimile No:
Email Address:	Email Address:

Signature Page to Preferred Stock Purchase Agreement

Schedule 1

Name of Investor	Shares of Preferred Stock	Purchase Price
[ ]	[ ]	[ ]

Schedule 2
ELIGIBILITY REPRESENTATIONS OF INVESTOR

This Schedule 2 should be completed by Investor
and constitutes a part of the Purchase Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐	Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable box) INVESTOR:

☐	is:

☐	is not

an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☐	is:

☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph.

Schedule 3
List of Subsidiaries
1.    SoundHound, Inc.
2.    SoundHound Canada Inc. – SoundHound, Inc. owns 1 common share and is the sole stockholder of SoundHound Canada Inc.
3.    SoundHound KK (株式会社サウンドハウンド) – SoundHound, Inc. owns 100% of the subsidiary.
4.    SoundHound GmbH – SoundHound, Inc. owns 25,000 shares and is the sole stockholder of SoundHound GmbH.
5.    Beijing SoundHound Software Development Co., Ltd. (北京声航软件开发有限公司) (“SoundHound Beijing”) – SoundHound, Inc. owns 100% of the subsidiary.
6.    SoundHound Korea LLC (사운드하운드코리아 유한회사) – SoundHound, Inc. owns 100% of the subsidiary.

Exhibit A
Certificate of Designations